Exhibit 24.1

International Business Machines Corporation
New Orchard Road
Armonk, NY 10504

      January 5, 2015

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as each of the International Business Machines
Corporation (IBM) employees holding the titles of Secretary; Assistant
Secretary; Vice President of Compensation; Director of Executive
Compensation; and Manager Executive Compensation Operations; and any
employee of IBM designated in writing by the Secretary of IBM, to sign and file on my behalf as an Executive Officer of IBM any Securities and
Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and
Form 5 under the Securities Exchange Act of 1934 and Form 144 under the
Securities Act of 1933.  The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

E. Barth  ___________/s/ E. Barth_____________________

D. Cummins  ___________/s/ D. Cummins____________________

C. A. Hall  ___________/s/ C. A. Hall____________________

G. A. Kuehnel  ___________/s/ G. A. Kuehnel_________________

L. M. Lalli  ___________/s/ L. M. Lalli___________________

S. Lunin  ___________/s/ S. Lunin______________________

L. Mallardi  ___________/s/ L. Mallardi___________________

C. Montgomery  ___________/s/ C. Montgomery_________________

This authorization shall remain in effect for as long as I remain an executive officer of IBM.

       Very truly yours,

       /s/ Arvind Krishna

       Arvind Krishna